Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

AMONG

NEUTRON ENERGY, INC.

AND

URANIUM RESOURCES, INC.

DATED AS OF MARCH 1, 2012

TABLE OF CONTENTS

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SCHEDULES:

Schedule 3.2(a)	Collateral Locations
Schedule 3.4	List of Investment-Related Property
Schedule 3.5	Letter-of-Credit Rights
Schedule 3.6	Commercial Tort Claims
Schedule 3.7(a)	Financing Statements
Schedule 3.7(b)	Applicable Filing Offices

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This PLEDGE AND SECURITY AGREEMENT, dated as of March 1, 2012, is by and between NEUTRON ENERGY, INC., a Nevada corporation (the “Borrower”), and URANIUM RESOURCES, INC., a Delaware corporation (the “Lender”), under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

RECITALS

A.           Reference is made to the Credit and Funding Agreement even dated herewith among the Borrower, Cibola Resources LLC and the Lender (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           The Lender has agreed to make Funding Loans to the Borrower or for the joint account of the Borrower and one or more Subsidiaries pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The Borrower acknowledges that it and its Subsidiaries’ business is a mutual and collective enterprise and that the Funding Loans and other financial accommodations made under the Loan Documents will enhance the credit availability to the Borrower and facilitate its loan relationship with the Lender, all to the advantage of the Borrower.

C.           The Borrower acknowledges that it will derive substantial direct and indirect benefit from the making of the Funding Loans.

D.           This Security Agreement is given by the Borrower in favor of the Lender for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

E.           The execution and delivery by the Borrower of this Security Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Lender would not have entered into the Credit Agreement if the Borrower had not executed and delivered this Security Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower and the Lender, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.

DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

Section 1.1 Credit Agreement.  Capitalized terms used in this Security Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement.

Section 1.2 UCC.  Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC (as defined below) have the meanings assigned to them in the UCC, including the following: “Accounts”; “Chattel Paper”; “Documents”; “Fixtures”; “General Intangibles”; “Goods”; “Instruments”; “Inventory”; “Investment Property”; Letter-of-Credit Rights”; “Letters of Credit”; “Proceeds”; “Records”; “Security”; “Security Certificate” and “Supporting Obligations”.

Section 1.3 Other Defined Terms.  As used in this Security Agreement, the following terms have the meanings specified below:

“Account Debtor” means each Person who is obligated in respect of any Receivable or any Supporting Obligation or Collateral Support relating thereto.

“Applicable Date” means the date hereof.

“Applicable Filing Offices” means the filing offices set forth on Schedule 3.7(b).

“Authorization” means, collectively, any license, approval, permit or other authorization issued by any Governmental Authority.

“Borrower” has the meaning assigned to such term in the Preamble.

“Claim Proceeds” means, with respect to any Commercial Tort Claim or any Collateral Support or Supporting Obligation relating thereto, all Proceeds thereof, including all insurance proceeds and other amounts and recoveries resulting or arising from the settlement or other resolution thereof, in each case regardless of whether characterized as a “commercial tort claim” under Article 9 of the UCC or “proceeds” under the UCC.

“Collateral” has the meaning assigned to such term in Section 2.1.

“Collateral Records” means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, models, drawings, technical specifications, manuals, warranties and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC and all Claim Proceeds; including all claims described on Schedule 3.6 hereto.

“Credit Agreement” has the meaning assigned to such term in the Recitals.

“Equipment” means any “equipment,” as such term is defined in the UCC and, in any event, shall include, Motor Vehicles.

“Equity Interests” means (a) shares of corporate stock, partnership interests, membership interests and any other interest that convers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing person and (b) all warrants, options or other rights to acquire any Equity Interest set forth in clause (a) of this defined term.

“Excluded Accounts” means zero balance, payroll, payroll taxes, withholding tax, employee wage and benefit payments and other tax and employee fiduciary accounts.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.3.

“Financing Statements” means the UCC-1 Financing Statements in the forms attached hereto as Schedule 3.7(a) in the Applicable Filing Offices.

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Lender or any other Secured Party is the loss payee thereof) and all business interruption insurance policies.

“Investment-Related Property” means (a) all Pledged Collateral and (b) all other Investment Property owned or held by or on behalf of the Borrower.

“Material Commercial Tort Claims” means, with respect to the Borrower, (a) all Commercial Tort Claims asserted by it, or on its behalf, in writing, and (b) each Commercial Tort Claim in excess of $25,000 individually, or $150,000 in the aggregate, to which it has any right, title or interest and of which it is aware.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Person” means any corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Pledged Collateral” means, collectively, the Pledged Debt and the Pledged Equity Interests.

“Pledged Debt” means all debt owed or owing to the Borrower, including all such debt described on Part C of Schedule 3.4, all Pledged Debt Securities and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such debt. Notwithstanding the foregoing, the parties acknowledge and agree that while Receivables with respect to Accounts constitute “Pledged Debt” as defined herein, such Receivables shall not be required to be included on Part C of Schedule 3.4.  The parties further agree that the exclusion of Receivables from Part C of Schedule 3.4 in no way excludes such debt owed from the definition of “Pledged Debt.”

“Pledged Debt Securities” means, collectively, (a) all debt Securities held by the Borrower, whether now owned or hereafter acquired (including all such debt Securities listed in Part C of Schedule 3.4), and (b) all promissory notes and any other instruments evidencing such Debt Securities.

“Pledged Equity Interests” means, collectively, all Equity Interests owned by the Borrower in each, in each case whether now owned or hereafter created or acquired, together with all Security Certificates evidencing such Equity Interests, including (i) in the case of certificated Equity Interests constituting Securities, the Equity Interests listed in Part A of Schedule 3.4 and (ii) in the case of Equity Interests constituting Uncertificated Securities, Uncertificated Limited Liability Company Interests and Uncertificated Partnership Interests, the Equity Interests listed in Part B of Schedule 3.4.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or other document, General Intangible or Investment-Related Property, together with all of the Borrower’s rights, if any, in any goods or other property giving rise to such right to payment, and all Collateral Support and Supporting Obligations relating thereto and all Receivables Records.

“Receivables Records” means (a) all originals of all documents, instruments or other writings or electronic records or other Records evidencing any Receivable, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to any Receivable, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to any Receivable, whether in the possession or under the control of the Borrower or any computer bureau or agent from time to time acting for the Borrower or otherwise, (c) all evidences of the filing of Financing Statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” means, collectively, (a) the unpaid principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Funding Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties, or that are otherwise payable to the Lender, in each case under the Loan Documents and (c) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or any other party (other than the Lender) under or pursuant to the Loan Documents.

“Secured Parties” means (a) the Lender, (b) the beneficiaries of each indemnification obligation undertaken by or on behalf of the Borrower under any Loan Document, and (c) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 2.1.

“Supporting Obligations” means (a) all “supporting obligations” as defined in Article 9 of the UCC and (b) all Guarantees and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a “supporting obligation” under the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Lender’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Uncertificated Equity Interests” means, collectively, Uncertificated Limited Liability Company Interests, Uncertificated Partnership Interests and Uncertificated Securities.

“Uncertificated Limited Liability Company Interest” means a limited liability company membership interest at any time owned by the Borrower in any Subsidiary which is a limited liability company and which limited liability company membership interest is not a Security and not represented by a Security Certificate.

“Uncertificated Partnership Interest” means a general partnership interest or limited partnership interest at any time owned by the Borrower in any Subsidiary which is a limited partnership and which general partnership interest or limited partnership interest is not a Security and not represented by a Security Certificate.

“Uncertificated Security” means an Equity Interest constituting a Security at any time owned by the Borrower in any Subsidiary, which Equity Interest is not represented by a Security Certificate.

Section 1.4 Other Definitions; Interpretation.

(a) Rules of Interpretation.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Security Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(b) Resolution of Drafting Ambiguities.  The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Security Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Security Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

ARTICLE 2.

GRANT OF SECURITY

Section 2.1 Grant of Security.

(a) As security for the payment or performance, as applicable, in full when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Lender (and its successors and assigns), and hereby grants to the Lender (and its successors and assigns) a security interest (the “Security Interest”) in, all personal property and fixtures of the Borrower, including all of the Borrower’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i) all Accounts,

(ii) all Chattel Paper (whether tangible or electronic),

(iii) all Commercial Tort Claims,

(iv) all Documents,

(v) all Equipment,

(vi) all Fixtures,

(vii) all General Intangibles,

(viii) all Goods, not covered by the other clauses of this Section 2.1(a),

(ix) all Instruments, including the Pledged Debt Securities,

(x) all Insurance,

(xi) all Inventory,

(xii) all Investment-Related Property,

(xiii) all cash and cash equivalents,

(xiv) all Letters of Credit and Letter-of-Credit Rights,

(xv) all Proceeds of Authorizations and, subject to the provisions of Section 2.1(c), all Authorizations and the goodwill associated with all Authorizations,

(xvi) all Receivables and Receivables Records,

(xvii) all other goods and other personal property of the Borrower,

(xviii) to the extent not otherwise included in clauses (i) through (xvii) of this Section, all Collateral Records, Collateral Support and Supporting Obligations in respect of any of the foregoing, and

(xix) to the extent not otherwise included in clauses (i) through (xvii) of this Section, all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing, whether cash or non-cash, immediate or remote, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

(b) Revisions to UCC.  For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the Applicable Date to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

(c) Certain Limited Exclusions.  Notwithstanding anything in this Section 2.1 to the contrary, in no event shall the Collateral include, and the Borrower shall be deemed to not have granted a Security Interest in, (i) any right under any Authorization, lease, license or other contract or agreement, but only to the extent that the granting of a security interest therein or an assignment thereof would violate any applicable law or would result in an invalidation thereof or constitute a breach or violation of such lease, license or other contract or agreement, as applicable (other than any contractual prohibition on the assignment of accounts or payment intangibles that is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or any other section under the UCC or any other applicable law), provided that to the extent such security interest at any time hereafter shall no longer be prohibited by law or agreement, and/or immediately upon such provision no longer being enforceable, as the case may be, the Collateral shall automatically and without any further action include, and the Borrowers shall be deemed to have granted automatically and without any further action a Security Interest in, such right as if such law or agreement had never existed or such provision had never been enforceable, as the case may be, (ii) any margin stock, (iii) any assets as to which the Lender and the Borrower agree in writing that (A) the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby or (B) obtaining such security interest is not commercially practical, (iv) Excluded Accounts and (v) any Investment Property, or any General Intangibles to the extent, in each case, that (1) a security interest may not be granted by the Borrower in such directly held investment property or general intangibles as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto and (2) such consent has not been obtained.

Section 2.2 Security for Secured Obligations.  This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Secured Obligations.

Section 2.3 No Assumption of Liability.  Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Lender or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Collateral.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.1 Generally.

(a) Representations and Warranties.  The Borrower represents and warrants to the Lender and the other Secured Parties that:

(i) The Borrower has good and valid rights in or title to the Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Permitted Encumbrances.  Except in connection with the Existing Senior Loan Documents and the other Loan Documents, the Borrower has not filed or consented to the filing of (A) any Financing Statement or analogous document under the UCC or any other applicable laws covering any such Collateral or any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, in each case which Financing Statement, analogous document, assignment or other instrument, as applicable, is still in effect, except for Permitted Encumbrances.

(ii) No individual lease, license or other contract or agreement as to which no security interest is granted by virtue of Section 2.1(c) is material to the business (when taken as a whole) of the Borrower; provided however, that this representation and warranty is limited to those leases, licenses and other contracts and agreements that, on their face, prohibit the granting of a security interest therein.  This representation and warranty does not apply to any leases, licenses and other contracts and agreements in which the granting of a security interest therein or an assignment thereof is prohibited by applicable law.

(b) Covenants and Agreements.  The Borrower hereby covenants and agrees as follows:

(i) It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating in all material respects all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Lender may reasonably request, promptly to prepare and deliver to the Lender a duly certified schedule or schedules in form and detail satisfactory to the Lender showing the identity and amount of any and all such Collateral.

(ii) It shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned or rights in Collateral held by it or on its behalf against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Loan Documents or the Existing Senior Loan Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Loan Documents or the Existing Senior Loan Documents that could impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(iii) During normal business hours, the Lender and such Persons as the Lender may reasonably designate shall, as often as reasonably requested have the right to inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or rights in Collateral held by or on behalf of the Borrower; provided, that, in the case of Receivables, Pledged Debt, General Intangibles, Commercial Tort Claims or Collateral in the possession of any third person, the Lender shall not, unless an Event of Default has occurred and is continuing, contact Account Debtors, contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification.  The Lender shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

(iv) At its option, the Lender may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of the Borrower, and not permitted by the Loan Documents or the Existing Senior Loan Documents, and may pay for the maintenance and preservation of such Collateral to the extent the Borrower fails to do so as required by the Loan Documents, and the Borrower agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing the Borrower from the performance of, or imposing any obligation on the Lender or any other Secured Party to cure or perform, any covenants or other promises of the Borrower with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(v) It shall remain liable for the failure to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees to indemnify and hold harmless the Lender and the other Secured Parties from and against any and all liability for such performance.

(vi) It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Loan Documents or the Existing Senior Loan Documents. Except for Liens or transfers expressly permitted by the Loan Documents and the Existing Senior Loan Documents, it shall not make or permit to be made any transfer of such Collateral, and it shall remain at all times in possession of such Collateral and the direct owner, beneficially and of record, of the Pledged Equity Interests included in such Collateral, except that (A) Inventory may be sold in the ordinary course of business and (B) unless and until the Lender shall notify it that an Event of Default shall have occurred and be continuing and that, during the continuance thereof, it shall not sell, convey, lease, assign, transfer or otherwise dispose of any such Collateral (which notice may be given by telephone if promptly confirmed in writing), it may use and dispose of such Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement, any other Loan Document or the Existing Senior Loan Documents.

(vii) It shall, at its own cost and expense, maintain or cause to be maintained insurance covering physical loss or damage to the Collateral owned or held by it or on its behalf against all risks and liability arising from the use or intended use, or otherwise attributable or relating to, such Collateral, in each case in accordance with Section 6.9 of the Credit Agreement.  The Borrower irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as the Borrower’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of such Collateral under policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(viii) It will not (A) change its state of organization, maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than as same exists on the Applicable Date, (B) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized on the Applicable Date or (C) change its name, identity, state organization number or taxpayer identification number, unless the Borrower shall have given the Lender not less than 15 days’ prior written notice of such event or occurrence and the Lender shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Lender’s security interest in the Collateral.

(ix) The Borrower acknowledges that it is not authorized to file any Financing Statement with respect to the Collateral (in each case, except for Financing Statements related to Liens permitted under the Loan Documents or the Existing Senior Loan Documents) or amendment or termination statement with respect to any such Financing Statement (in each case, except for Financing Statements related to Liens permitted under the Loan Documents or in connection with the Existing Senior Loan Documents) without the prior written consent of the Lender and agrees that it will not do so without the prior written consent of the Lender, subject to the Borrower’s rights under Section 9-509(d)(2) of the UCC.

Section 3.2 Equipment and Inventory.

(a) Representations and Warranties.  The Borrower represents and warrants to the Lender and the other Secured Parties that, as of the Applicable Date, all of the Equipment and Inventory included in the Collateral owned or held by it or on its behalf (other than mobile goods, Inventory and Equipment in transit, Motor Vehicles and other Collateral in which possession is not maintained in the ordinary course of its business) is kept only at the locations specified in Schedule 3.2(a) hereto, which sets forth with respect to the Borrower, where Equipment and Inventory is (i) maintained at the premises owned by the Borrower, (ii) maintained at leased premises, (iii) in the possession of a warehouseman or other bailee and (iv) on consignment.

(b) Covenants and Agreements.  The Borrower covenants and agrees that it shall not permit any Equipment or Inventory owned or held by it or on its behalf to be in the possession or control of any warehouseman, bailee, agent or processor for a period of greater than thirty (30) consecutive days, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and, at the request of the Lender, shall have agreed in writing to hold such Equipment or Inventory subject to the Security Interest and the instructions of the Lender.  The Borrower shall, promptly upon the request of the Lender, cause the Lender to be listed as lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles (but only if the aggregate value of such Motor Vehicles is in excess of $50,000).

Section 3.3 Receivables.

(a) Representations and Warranties. The Borrower represents and warrants to the Lender and the other Secured Parties that no Receivable included in the Collateral owned or held by it or on its behalf is evidenced by an Instrument or Chattel Paper that has not been delivered to the Lender or the Senior Lender.

(b) Covenants and Agreements. The Borrower hereby covenants and agrees that:

(i) At the request of the Lender, the Borrower shall mark conspicuously, in form and manner reasonably satisfactory to the Lender, all Chattel Paper, Instruments and other evidence of any Receivables included in the Collateral owned or held by it or on its behalf (other than any delivered to the Lender as provided herein), as well as the related Receivables Records, with an appropriate reference to the fact that the Lender has a security interest therein.

(ii) It will not, without the Lender’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any such Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation or Collateral Support relating thereto, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices or in accordance with such practices reasonably believed by the Borrower to be prudent.

(iii) Except as otherwise provided in this Section, it shall continue to collect all amounts due or to become due to it under all such Receivables and any Supporting Obligations or Collateral Support relating thereto, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Lender may reasonably deem necessary. Notwithstanding the foregoing, the Lender shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require the Borrower to notify, any Account Debtor with respect to any such Receivable, Supporting Obligation or Collateral Support of the Lender’s security interest therein, and in addition, at any time during the continuation of an Event of Default, the Lender may: (A) direct such Account Debtor to make payment of all amounts due or to become due to the Borrower thereunder directly to the Lender and (B) enforce, at the cost and expense of the Borrower, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower would be able to have done.  If the Lender notifies the Borrower that it has elected to collect any such Receivable, Supporting Obligation or Collateral Support in accordance with the preceding sentence, any payments thereof received by the Borrower shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lender hereunder and shall be forthwith delivered to the Lender in the same form as so received (with any necessary endorsement), and the Borrower shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon.

(iv) During the continuance of an Event of Default, at the request of the Lender, it shall direct each Account Debtor to make payment on each Receivable to an account designated by the Lender.

Section 3.4 Investment-Related Property.

(a) Representations and Warranties.  The Borrower represents and warrants to the Lender and the other Secured Parties that:

(i) Schedule 3.4 sets forth, as of the Applicable Date, all of the Pledged Collateral.

(ii) Part A and Part B of Schedule 3.4 correctly set forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests and includes all Pledged Equity Interests required to be pledged hereunder.  The Pledged Equity Interests are fully paid and nonassessable.  Part C of Schedule 3.4 correctly sets forth Pledged Debt and includes all Pledged Debt required to be pledged hereunder.

(iii) Other than Uncertificated Equity Interests (set forth in Part B of Schedule 3.4), there is no Investment-Related Property other than Securities represented by Security Certificates or Instruments in the possession of the Lender or the Senior Lender.

(iv) All Pledged Equity Interests included in the Collateral owned or held by it or on its behalf have been duly authorized and validly issued and are fully paid and non-assessable, and the Borrower is the direct owner, beneficially and of record, thereof, free and clear of all Liens (other than Liens expressly permitted by the Loan Documents or the Existing Senior Loan Documents).

(v) All Pledged Debt included in the Collateral owned or held by it or on its behalf has been duly authorized, issued and delivered and, where necessary, authenticated, and, to the knowledge of the Borrower, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally.

(vi) (A) To the knowledge of the Borrower, none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (B) except as set forth on Schedule 3.4, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (C) no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any governmental authority or any other Person is required for the pledge by the Borrower of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Borrower, or for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(vii) No Person other than the Lender or the Senior Lender has “control” (within the meaning of Article 8 of the UCC) over any Investment-Related Property of the Borrower.

(b) Registration in Nominee Name; Denominations.  The Borrower hereby agrees that (i) the Lender, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold, where applicable, Investment-Related Property included in the Collateral owned or held by it or on its behalf in the name of the Borrower, endorsed or assigned, where applicable, in blank or in favor of the Lender, (ii) at the Lender’s request, the Borrower will promptly give to the Lender copies of any material notices or other written communications received by it with respect to any Investment-Related Property included in the Collateral owned or held by it or on its behalf registered in its name and (iii) the Lender shall at all times have the right to exchange any certificates, instruments or other documents representing or evidencing any Investment-Related Property included in the Collateral owned or held by or on behalf of the Borrower for certificates, instruments or other documents of smaller or larger denominations for any reasonable purpose consistent with this Security Agreement.

(c) Voting and Distributions.

(i) Unless and until an Event of Default shall have occurred and be continuing:

(A) The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Investment-Related Property included in the Collateral owned or held by it or on its behalf, or any part thereof, for any purpose consistent with the terms of this Security Agreement and the other Loan Documents and the Existing Senior Loan Documents; provided, however, that the Borrower will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment-Related Property or the rights and remedies of any of the Secured Parties under this Security Agreement or any other Loan Document or the ability of any of the Secured Parties to exercise the same.

(B) The Lender shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A) and to receive the cash payments it is entitled to receive pursuant to subsection (c)(i)(C).

(C) The Borrower shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Investment-Related Property included in the Collateral owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and not otherwise paid in a manner that violates the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.  All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Investment-Related Property included in the Collateral owned or held by it or on its behalf, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in any issuer or received in exchange for any Investment-Related Property, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Borrower, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lender hereunder and shall to the extent certificated be forthwith delivered to the Lender in the same form as so received (with any necessary endorsement).

(ii) Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

(A) all rights of the Borrower to dividends, interest or principal that it is authorized to receive pursuant to subsection (c)(i)(C) shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable. All dividends, interest and principal received by or on behalf of the Borrower contrary to the provisions of this Section shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Lender upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this subsection (c)(ii)(A) shall be retained by the Lender in an account to be established in the name of the Lender, for the benefit of Lender and the other Secured Parties, upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.2.  Subject to the provisions of this subsection (c)(ii)(A), such account shall at all times be under the sole dominion and control of the Lender, and the Lender shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto as set forth in the Loan Documents. After all Events of Default have been cured or waived, the Lender shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Borrower all cash dividends, interest and principal (without interest) that the Borrower would otherwise be permitted to retain pursuant to the terms of subsection (c)(i)(C) and which remain in such account.

(B) all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A), and the obligations of the Lender under subsection (c)(i)(B), shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Lender shall have the right from time to time following and during the continuance of an Event of Default to permit the Borrower to exercise such rights.  After all Events of Default have been cured or waived, the Borrower will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection (c)(i)(A).

(d) Covenants and Agreements.  The Borrower hereby covenants and agrees as follows:

(i) The Borrower hereby agrees that all certificates or Instruments representing or evidencing Investment-Related Property acquired by the Borrower after the Applicable Date shall be delivered either to the Lender pursuant to the Credit Agreement or the Senior Lender pursuant to the Existing Senior Loan Documents.

(ii) At the request of the Lender, the Borrower as pledgor of Uncertificated Securities shall deliver to the Lender an agreement among the issuer thereof, the Lender and the Borrower, in form and substance reasonably satisfactory to the Lender, pursuant to which such issuer agrees to comply, upon notice by Lender that an Event of Default has occurred and is continuing, with any and all instructions originated by the Lender without further consent by the Borrower and not to comply with instructions regarding such Uncertificated Equity Interests originated by any other person other than a court of competent jurisdiction.  The Lender agrees with the Borrower that the Lender shall not give any such notice, instructions or directions to any such issuer unless an Event of Default has occurred and is continuing.

(e) Limited Liability Company and Partnership Interests.  The Borrower acknowledges and agrees that (i) each interest in any limited liability company or limited partnership which is a Subsidiary, pledged hereunder and represented by a certificate shall be a Security and shall be governed by Article 8 of the UCC and (ii) each such interest shall at all times hereafter be represented by a certificate.  The Borrower has taken or will, prior to the pledge of any such certificated interest, will take, all steps necessary to cause the Organizational Documents of such limited liability company or limited partnership to provide that it is a Security governed by Article 8 of the UCC.  The Borrower further acknowledges and agrees that (A) each interest in any limited liability company or limited partnership which is a Subsidiary, pledged hereunder and not represented by a certificate shall not be a Security and shall not be governed by Article 8 of the UCC, and (B) the Borrower shall at no time elect to treat any such interest as a Security or issue any certificate representing such interest, unless the Borrower provides prior written notification to the Lender of such election and promptly delivers any such certificate to the Lender pursuant to the terms hereof together with appropriate undated stock powers or instruments of transfer executed in blank.

Section 3.5 Letter-of-Credit Rights.  The Borrower represents and warrants to the Lender and the other Secured Parties that Schedule 3.5 hereto sets forth, as of the Applicable Date, each letter of credit giving rise to a Letter-of-Credit Right included in the Collateral owned or held by or on behalf of the Borrower.

Section 3.6 Commercial Tort Claims.

(a) Representations and Warranties.  The Borrower represents and warrants to the Lender and the other Secured Parties that Schedule 3.6 hereto sets forth, as of the Applicable Date, all Material Commercial Tort Claims.

(b) Covenants and Agreements.  The Borrower hereby covenants and agrees that it shall provide the Lender with prompt written notice of each Material Commercial Tort Claim, and any judgment, settlement or other disposition thereof and will take such action as the Lender may request to grant and perfect a security interest therein in favor of the Lender and the other Secured Parties.

Section 3.7 Financing Statements.  The Borrower represents and warrants to the Lender and the other Secured Parties that:

(a) Financing statements in substantially the form of Schedule 3.7(a) hereto have been prepared by the Borrower and such form of financing statements contain: (i) the true and correct name of the Borrower, (ii) the true and correct mailing address of the Borrower, (iii) the true and correct jurisdiction of organization of the Borrower, and (iv) the true and correct organizational identification number of the Borrower, if any.

(b) Attached hereto as Schedule 3.7(b) is a schedule setting forth, with respect to the filings described in Section 3.7(a) above, the filing office in the jurisdiction in which the Borrower is incorporated.

ARTICLE 4.

FURTHER ASSURANCES; FILING AUTHORIZATION

Section 4.1 Further Assurances.  The Borrower hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments and other documents (including favorable legal opinions in connection with the acquisition of any material assets or the acquisition or creation of a subsidiary by the Borrower) if reasonably required by the Lender and take all such further actions, that the Lender may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith, transferring Collateral to the Lender’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Lender as lienholder on the certificate of title of any Motor Vehicle (subject to the limitations in Section 3.2(b) hereof) and, to the extent reasonably required by the Lender using commercially reasonable efforts to obtain waivers of Liens from landlords and mortgagees on forms reasonably satisfactory to the Lender.

Section 4.2 Filings.  The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any Financing Statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any Financing Statement or amendment relating to the Collateral, including (i) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower, (ii) in the case of a Financing Statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, (iii) any financing or continuation statements or other documents without the signature of the Borrower where permitted by law, including the filing of a Financing Statement describing the Collateral as (A) “all assets now owned or hereafter acquired by the Borrower or in which Borrower otherwise has rights” or any similar phrase, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail, and (B) in the case of a Financing Statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Borrower agrees to provide all information described in the immediately preceding sentence to the Lender promptly upon the reasonable request by the Lender.  The Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like Financing Statements or amendments thereto if filed prior to the date hereof.

ARTICLE 5.

REMEDIES UPON DEFAULT

Section 5.1 Remedies Generally.

(a) General Rights.  Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees to deliver each item of Collateral owned or held by it or on its behalf to the Lender on demand, and it is agreed that the Lender shall have the right to take any of or all the following actions at the same or different times: (i) with respect to any Collateral consisting of Commercial Tort Claims, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any such Collateral by the Borrower to the Lender, or, (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral owned or held by it or on its behalf and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law, and (iii) appoint a receiver for all or any portion of the Collateral.  Without limiting the generality of the foregoing, the Borrower agrees that the Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of any of the Collateral owned or held by or on behalf of the Borrower, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. The Lender shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Sale of Collateral.  The Lender shall give the Borrower ten days’ written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the UCC as in effect in the State of Colorado or its equivalent in other jurisdictions (or any successor provisions)) of the Lender’s intention to make any sale of any of the Collateral owned or held by or on behalf of the Borrower.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Borrower as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Borrower therefor.  For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Lender shall be free to carry out such sale pursuant to such agreement, and (iii) the Borrower shall not be entitled to the return of any of the Collateral subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Article shall be deemed to conform to the commercially reasonable standards as provided in Part 6 of Article 9 of the UCC as in effect in the State of Colorado or its equivalent in other jurisdictions (or any successor provisions).  Without limiting the generality of the foregoing, the Borrower agrees as follows: (A) if the proceeds of any sale of the Collateral owned or held by it or on its behalf pursuant to this Article are insufficient to pay all the Secured Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Lender or any other Secured Party to collect such deficiency, (B) it hereby waives any claims against the Lender arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Article was less than the price that might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree, (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Lender may sell any such Collateral without giving any warranties as to such Collateral, and the Lender may specifically disclaim any warranties of title or the like, and (E) the Lender shall have no obligation to marshal any such Collateral.

Section 5.2 Application of Proceeds of Collateral.

(a) Except as expressly provided elsewhere in this Security Agreement and in Section 8.3 of the Credit Agreement, all proceeds received by the Lender in respect of any sale, any collection from, or other realization upon all or any part of the Collateral as well as any Collateral consisting of cash shall be applied in full or in part by the Lender against, the Secured Obligations in the following order of priority:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Lender (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Loan Document or any of the Secured Obligations, including all reasonable and documented out-of-pocket court costs and the reasonable and documented fees and expenses of its agents and legal counsel, all amounts for which the Lender is entitled to indemnification under the Credit Agreement, the repayment of all advances made by the Lender hereunder or under any other Loan Document on behalf of the Borrower and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the extent of any excess of such proceeds, to the payment in full of the Secured Obligations; and

THIRD, to the extent of any excess of such proceeds to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Lender shall have sole and absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Security Agreement.  Upon any sale of the Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

Section 5.3 Investment-Related Property.  In view of the position of the Borrower in relation to the Investment-Related Property, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Investment-Related Property permitted hereunder. The Borrower understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any part of the Investment-Related Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment-Related Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or part of the Investment-Related Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  The Borrower recognizes that in light of such restrictions and limitations the Lender may, with respect to any sale of Investment-Related Property that is subject to such restrictions and limitations, limit the purchasers to those who will agree, among other things, to acquire such Investment-Related Property for their own account, for investment, and not with a view to the distribution or resale thereof.  The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Lender, upon and during the continuance of any Event of Default, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment-Related Property that is subject to such restrictions and limitations, or any part thereof, shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale.  The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Lender shall incur no responsibility or liability for selling all or any part of the Investment-Related Property at a price that the Lender, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Lender sells any such Investment-Related Property.

Section 5.4 Registration, etc.  The Borrower agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Lender desires to sell any of the Pledged Collateral owned or held by or on behalf of the Borrower at a public sale, it will, at any time and from time to time, upon the written request of the Lender, use its commercially reasonable efforts to take or to cause, where applicable, the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Lender to permit the public sale of such Pledged Collateral.  The Borrower further agrees to indemnify, defend and hold harmless the Lender, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel), and claims (including the costs of investigation) that they may incur, insofar as such loss, liability, expense or claim, as applicable, relates to the Borrower or any of its property, and arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Borrower or the issuer of such Pledged Collateral, as applicable, by the Lender or any other Secured Party expressly for use therein.  The Borrower further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause, where applicable, the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral owned or held by or on behalf of the Borrower under the Blue Sky or other securities laws of such states as may be requested by the Lender and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  The Borrower will bear all costs and expenses of carrying out its obligations under this Section.  The Borrower acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

Section 5.5 Deficiency.  The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable and documented out-of-pocket fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

ARTICLE 6.

CONCERNING THE LENDER

Section 6.1 In General.  The Lender shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement.  The Lender may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith except for gross negligence or willful misconduct.

Section 6.2 Lender Appointed Attorney-in-Fact.  The Borrower hereby appoints the Lender and any officer or agent thereof, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Lender shall have the right, with power of substitution for the Borrower and in the Borrower’s name or otherwise, for the use and benefit of the Lender and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral owned or held by it or on its behalf or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to sign the name of the Borrower on any invoice or bill of lading relating to any of such Collateral; (iv) to send verifications of Receivables included in the Collateral owned or held by it or on its behalf to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral owned or held by it or on its behalf or to enforce any rights in respect of any of such Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (vii) to notify, or to require the Borrower to notify, Account Debtors and other obligors to make payment directly to the Lender, (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and (ix) to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Lender were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Lender or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Lender or any other Secured Party. The provisions of this Article shall in no event relieve the Borrower of any of its obligations hereunder or under the other Loan Documents with respect to any of the Collateral or impose any obligation on the Lender or any other Secured Party to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Lender or any other Secured Party of any other or further right that it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC as in effect in the State of Colorado or its equivalent in other jurisdictions (or any successor provisions).

Section 6.3 Reimbursement of Lender.  The Borrower agrees to pay to the Lender the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees, other charges and disbursements of counsel and of any experts or agents, that the Lender may incur in connection with (i) the administration of this Security Agreement relating to the Borrower or any of its property, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of the Borrower, (iii) the exercise, enforcement or protection of any of the rights of the Lender hereunder relating to the Borrower or any of its property, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof. Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Lender and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (a) the execution or delivery by the Borrower of this Security Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the performance by the Borrower of its obligations under the Loan Documents and the other transactions contemplated thereby or (b) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Loan Document or any investigation made by or on behalf of the Lender or any other Secured Party.  All amounts due under this Section shall be payable within ten days of written demand therefor and shall bear interest at the rate specified in Section 3.1 of the Credit Agreement.

ARTICLE 7.

WAIVERS; AMENDMENTS

No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Security Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Neither this Security Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among the Lender and the Borrower with respect to which such waiver, amendment, other modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 8.

SECURITY INTEREST ABSOLUTE

In each case to the extent permitted by law, all rights of the Lender hereunder, the Security Interest and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (iii) except as otherwise expressly permitted under the Loan Documents or effected pursuant thereto, any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Secured Obligations or in respect of this Security Agreement or any other Loan Document.

ARTICLE 9.

TERMINATION; RELEASE

Section 9.1 Termination.  At such time as the Funding Loans and the other Secured Obligations shall have been paid in full in cash, and the Funding Commitments shall have expired or been shall be outstanding, the Collateral shall be released from the Security Interest created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower.  At the request and sole expense of the Borrower following any such termination, the Lender shall deliver to Borrower any Collateral held by the Lender hereunder, and execute and deliver to the Lender such documents as the Lender shall reasonably request to evidence such termination.

Section 9.2 Other Releases of Collateral.

(a) Upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Section 10.2 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(b) Upon any sale, transfer or other disposition of Collateral permitted by the Loan Documents (other than to the Borrower), the Security Interest in such Collateral shall be automatically released (other than to the extent any such sale, transfer or other disposition of such Collateral would, immediately after giving effect thereto, result in the receipt by the Borrower of any other property (whether in the form of Proceeds or otherwise) that would, but for the release of the Security Interest therein pursuant to this clause, constitute Collateral, in which event the Lien created hereunder shall continue in such property).

(c) If any of the Pledged Equity Interests in any Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary would no longer be a Subsidiary, then the obligations of such Subsidiary under this Security Agreement and the Security Interest in the Collateral owned or rights in Collateral held by or on behalf of such Subsidiary shall be automatically released.

In connection with any termination or release pursuant to this Section, the Lender shall execute and deliver to the Borrower, at the Borrower’s own cost and expense, all Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles (if any) and other similar documents that the Borrower may reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Article shall be without recourse to or warranty by the Lender or any other Secured Party.

ARTICLE 10.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.  All communications and notices hereunder to the Lender or the Borrower shall be given to it at its address for notices set forth in such Section.

ARTICLE 11.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns.  This Security Agreement shall become effective as to the Borrower when a counterpart hereof executed on behalf of the Borrower shall have been delivered to the Lender and a counterpart hereof shall have been executed on behalf of the Lender, and thereafter shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and the other Secured Parties, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated or permitted by this Security Agreement or the other Loan Documents.

ARTICLE 12.

SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and the other Secured Parties and shall survive the execution and delivery of any Loan Document and the making of any Funding Loan, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate. In the event any one or more of the provisions contained in this Security Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

ARTICLE 13.

MISCELLANEOUS

Section 13.1 GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

Section 13.2 Counterparts; Integration.  This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 12), and shall become effective as provided in Article 12.  This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of this Security Agreement by facsimile transmission or by email in .pdf format shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

Section 13.3 Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 13.4 Jurisdiction; Venue; Consent to Service of Process.  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Colorado court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Lender or any other Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Loan Documents against the Borrower or any of its property in the courts of any jurisdiction. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents in any foregoing court referred to in this Article. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Article 10. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 13.5 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

Section 13.6 Reinstatement.  To the extent that any payment made or received with respect to the Secured Obligations is subsequently set aside, defeased or required to be repaid to any Person for any reason, then such Secured Obligations, and the Liens corresponding thereto, shall be automatically revived as if such payment had not been received and this Security Agreement shall continue to be in full force and effect or reinstated, as the case may be.

Section 13.7 Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Lender pursuant to this Security Agreement and the exercise of any right or remedy by the Lender hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Senior Lender, the Lender, the Borrower, the Subsidiary Guarantor and RMB Resources, Inc., a Delaware corporation, in its capacity as administrative agent under the Existing Senior Facility Agreement, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Security Agreement as of the day and year first above written.

BORROWER

NEUTRON ENERGY, INC., a Nevada corporation

By:
Name:
Title:

LENDER

URANIUM RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

Schedule 3.2(a)

Collateral Locations

Corporate Headquarters – Englewood, Colorado
9000 E. Nichols Ave, Suite 225
Englewood, CO 80112

Field Office – Albuquerque, New Mexico
2511 Broadbent Parkway, Suite A
Albuquerque, NM 87107

Juan Tafoya Field Locations
Surface properties under Lease from Juan Tafoya Land Corporation

Cebolleta Field Locations
Surface properties under Lease from La Merced del Pueblo de Cebolleta

Schedule 3.4

Part A – Certificated Equity Interests:

None.

Part B – Uncertificated Equity Interests:

Subsidiary	Jurisdiction of Organization	Ownership Interest	Percentage of Class
Cibola Resources LLC	Delaware	Membership interests	100%

Part C – Pledged Debt

A.	Arizona Business Bank Certificate of Deposit in the amount of $81,250.00 (No. 210009187) in support of an Irrevocable Standby Letter of Credit No. 1479, dated March 24, 2009, between Arizona Business Bank and Neutron Energy, Inc.
B.	Arizona Business Bank Certificate of Deposit in the amount of $33,780.00 (No. 210009179) in support of an Irrevocable Standby Letter of Credit No. 1480, dated March 24, 2009, between Arizona Business Bank and Neutron Energy, Inc.
C.	Arizona Business Bank Certificate of Deposit in the amount of $52,000.00 (No. 210009438) in support of an Irrevocable Standby Letter of Credit No. 1505, dated August 25, 2009, between Arizona Business Bank and Neutron Energy, Inc.
D.	Arizona Business Bank Certificate of Deposit in the amount of $18,270.00 (No. 210009411) in support of an Irrevocable Standby Letter of Credit No. 1506, dated August 25, 2009, between Arizona Business Bank and Neutron Energy, Inc.
E.	Arizona Business Bank Certificate of Deposit in the amount of $41,625.00 (No. 100040292) in support of an Irrevocable Standby Letter of Credit No. 1575, dated January 6, 2009, between Arizona Business Bank and Neutron Energy, Inc.
F.	Arizona Business Bank Certificate of Deposit in the amount of $46,980.00 (No. 100040306) in support of an Irrevocable Standby Letter of Credit No. 1576, dated January 6, 2009, between Arizona Business Bank and Neutron Energy, Inc.
G.	Arizona Business Bank Certificate of Deposit in the amount of $25,000.00 (No. 210010398) in support of an Irrevocable Standby Letter of Credit No. 148, dated April 17, 2008, between Arizona Business Bank and Neutron Energy, Inc.

Schedule 3.5

Letter-of-Credit Rights

None.

Section 3.6

Commercial Tort Claims

None.

Schedule 3.7(a)

Financing Statements

[Attached.]

Schedule 3.7(b)

Applicable Filing Offices

Borrower	Applicable Filing Office
Neutron Energy, Inc.	Secretary of State of the State of Nevada